Exhibit 99.1

FOR IMMEDIATE RELEASE

JUNE 6, 2018

EnLink Investor Relations: Kate Walsh, Vice President of Investor Relations, +1 214-721-9696, kate.walsh@enlink.com

EnLink Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, +1 214-721-9271, jill.mcmillan@enlink.com

GIP Media Relations: Jack Cowell, Director of Marketing & Communications, +1 212-315-8133, jack.cowell@global-infra.com

EnLink Midstream Announces Strategic Partner Update

Global Infrastructure Partners enters into definitive agreement to acquire Devon’s entire interest in EnLink Midstream

DALLAS, June 6, 2018 — The EnLink Midstream companies (EnLink), EnLink Midstream Partners, LP (NYSE: ENLK) (the Partnership or ENLK) and EnLink Midstream, LLC (NYSE: ENLC) (the General Partner or ENLC), today announced that affiliates of Global Infrastructure Partners (GIP), a leading global independent infrastructure fund manager, have entered into a definitive agreement with Devon Energy Corp. (Devon) to acquire all of Devon’s interests in EnLink Midstream Manager, LLC (Manager), ENLC, and ENLK for total cash consideration of $3.125 billion.

“Today’s announcement marks an important next step in our journey as a leading midstream company,” said Michael J. Garberding, EnLink President and Chief Executive Officer. “Our new, long-term strategic partnership with GIP will continue EnLink’s strong momentum, build upon our core strengths, and add to our robust growth outlook. GIP has significant expertise and experience in the midstream industry that will enhance and elevate our growth plans.  We look forward to a prosperous partnership together. We are thankful for the ownership relationship we’ve had with Devon, and we look forward to deepening our long-term commercial relationship with them as EnLink and Devon continue to collaborate in multiple core basins. Our right plan and our right team are unchanged, and we remain committed to executing our seven growth strategies and growing value for all stakeholders.”

Upon closing of the transaction, which is expected to occur early in the third quarter of 2018, GIP will own a 100 percent equity interest in Manager, an approximate 64 percent limited partner equity interest in ENLC, and an approximate 23 percent limited partner equity interest in ENLK.

“Our investment in EnLink is a unique opportunity for us to partner with a leading energy infrastructure company with scale and a diverse portfolio of operations in leading North American crude oil and natural gas basins at an exciting time,” said Adebayo Ogunlesi, Chairman and Managing Partner of GIP. “EnLink provides critical midstream infrastructure services to Devon and a host of customers across all segments of the value chain. We look forward to building on the success that EnLink has achieved and are confident in our ability to further EnLink’s growth trajectory. We are pleased to invest with EnLink’s established management team as they pursue execution of their strategic long-term growth plan.”

Through its long-term commercial contracts with Devon, EnLink will continue to maintain a strong commercial relationship with Devon while the companies work alongside each other to maximize returns in the STACK, redevelop the Barnett Shale, and team on new potential opportunities, such as crude gathering in the Delaware Basin. In connection with the transaction, Devon has agreed to extend certain, existing, fixed-fee gathering and processing contracts related to the Bridgeport and Cana plants with EnLink through 2029.

“We are proud of the success that Devon and EnLink jointly achieved and look forward to maintaining and expanding our strategic commercial relationship going forward,” said Dave Hager, Devon President and Chief Executive Officer. “EnLink remains a preferred midstream partner for us, and we will continue to pursue mutually beneficial ways to grow our respective businesses.”

Devon’s agreement to divest of its interests in EnLink is part of its previously announced portfolio simplification initiatives and its 2020 strategic plan.

The transaction is subject to customary closing conditions.

Transaction Advisors

Citi acted as the financial advisor to EnLink on the transaction. Intrepid Partners, LLC acted as financial advisor and Latham & Watkins acted as legal advisor to GIP. Goldman Sachs & Co. LLC acted as the financial advisor to Devon on the transaction. J.P. Morgan Securities LLC provided a fairness opinion to Devon’s board of directors. Vinson & Elkins LLP acted as legal advisor to Devon.

Conference Call Details

EnLink will hold a conference call to discuss the transaction on Wednesday, June 6, 2018 at 9 a.m. Central time (10 a.m. Eastern time). The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial +1-412-542-4172. Participants can also pre-register for the conference call by navigating to http://dpregister.com/10120943.  Here, they will receive their dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors page of EnLink’s website at www.EnLink.com.

About Global Infrastructure Partners

GIP is an independent infrastructure fund manager that invests in infrastructure assets and businesses in both OECD and select emerging market countries. GIP targets investments in single assets and portfolios of assets and companies in power and utilities, natural resources infrastructure, air transport infrastructure, seaports and container terminals, rail infrastructure, water distribution and treatment and waste management. GIP has offices in New York and London, with an affiliate in Sydney and portfolio company operations headquarters in Stamford, Connecticut. For more information, visit www.global-infra.com.

About the EnLink Midstream Companies

EnLink provides integrated midstream services across natural gas, crude oil, condensate, and NGL commodities.  EnLink operates in several top U.S. basins and is strategically focused on the core growth areas of the Permian’s Midland and Delaware basins, Oklahoma’s Midcontinent, and Louisiana’s Gulf Coast. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream,

LLC (NYSE: ENLC), the General Partner, and EnLink Midstream Partners, LP (NYSE: ENLK), the Master Limited Partnership. Visit www.EnLink.com for more information on how EnLink connects energy to life.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the General Partner based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the General Partner believe are appropriate in the circumstances. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “may,” “believe,” “will,” “should,” “plan,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. These statements include, but are not limited to, statements with respect to the closing of the transaction between Devon and GIP, the timing of the closing of the transaction between Devon and GIP, the benefits of the transaction between Devon and GIP to ENLK and ENLC, ENLK’s and ENLC’s future relationship with Devon, extensions of certain of ENLK’s and ENLC’s contracts with Devon, operational results in certain basins, as well as the Partnership’s future growth and results of operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the General Partner, which may cause the Partnership’s and the General Partner’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include, but are not limited to, risks discussed in the Partnership’s and the General Partner’s filings with the Securities and Exchange Commission. The Partnership and the General Partner disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.